Exhibit 107
Calculation of Filing Fee Table
Form
S-8
(Form Type)
DANA INCORPORATED
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common stock, par value $0.01 per share	Other	3,070,000 (3)	$11.83	$36,318,100	0.00014760	$5,360.56

Total Offering Amounts					$36,318,100		$5,360.56

Total Fee Offsets							—

Net Fee Due							$5,360.56

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(2)
Estimated in accordance with Rule 457(c) and 457(h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of Dana Incorporated’s common stock, par value $0.01 per share (“Common Stock”), reported by the New York Stock Exchange as of July 29, 2024.

(3)	Represents 3,070,000 additional shares of Common Stock reserved for future issuance under the Dana Incorporated 2021 Omnibus Incentive Plan.